SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                 -----------------------------------

                              Form S-8
                       REGISTRATION STATEMENT
                               Under
                     THE SECURITIES ACT OF 1933

                 -----------------------------------

                     DELAWARE OTSEGO CORPORATION
        (Exact name of registrant as specified in its charter)

               New York                       16-0913491
        ----------------------------- ---------------------------
         (State or other juris-             (I.R.S. Employer
          diction of incorporation           Identification No.)
          or organization)

          1 Railroad Avenue
          Cooperstown, New York                  13326
        ----------------------------- ---------------------------
         (Address of principal                 (Zip Code)
          executive offices)

                        Delaware Otsego Corporation
                          1993 Stock Option Plan
         --------------------------------------------------------
                         (Full title of the plan)

                     Nathan R. Fenno, General Counsel
                        Delaware Otsego Corporation
                             1 Railroad Avenue
                        Cooperstown, New York 13326
                          (607) 547-2555, Ext. 236
         (Name, address and telephone number of agent for service)

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                      CALCULATION OF REGISTRATION FEE
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                              Proposed      Proposed
Title of           Amount      maximum       maximum
securities          to be     offering     aggregate   Amount of
to be          registered    price per      offering    registra-
registered            (1)        share         price    tion fee
---------- -------------- ------------ ------------- ------------
Common             70,977  $  8.43 (2) $  598,336.11     $ 181.31
stock,              2,936     9.28 (2)     27,246.08         8.26
par value           7,078     9.30 (2)     65,825.40        19.95
$.125               5,250     9.52 (2)     49,980.00        15.15
                   35,309    16.63 (3)    587,188.67       177.94
            -------------              ------------- ------------
Totals            121,550              $1,328,576.26     $ 402.61

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(1)       An undetermined number of additional shares may be issued if the antidilution provisions of the Delaware Otsego Corporation 1993 Stock Option Plan become operative.
(2) Calculated pursuant to Rule 457(h) on the basis of the price at which the outstanding options may be exercised.
(3) Calculated pursuant to rule 457(h) and (c) on the basis of the average of the high and low prices ($17.00 and $ 16.25) of a share of Common Stock as quoted on the Nasdaq National Market System on March 27, 1997.

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
                                   PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The Registrant hereby incorporates by reference the following documents into this Registration Statement:

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

       (b) The description of the Common Stock of the Registrant contained in any registration statement of the Registrant filed with the Securities and Exchange Commission (the Commission) pursuant to
       Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

       In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.


Item 4.     Description of Securities.

       Not applicable.


Item 5.     Interests of Named Experts and Counsel.

       Nathan R. Fenno, the Vice President-Law and Secretary of the Registrant, has given the opinion being filed as Exhibit 5 to this Registration Statement as to the legality of the securities being registered hereby. Mr. Fenno is the beneficial owner of 5,033 shares of Common Stock, all of which are issuable upon exercise of employee stock options.

Item 6.     Indemnification of Directors and Officers.

       Article XI of the By-Laws of the Registrant provides as follows:


       Section 1.  To the extent permitted by law:

       (a) The Corporation shall indemnify any person made a party to an action or proceeding by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, and/or with any appeal therein; and

       (b) The Corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, other than one by or in the right of the Corporation, of any type or kind, domestic or foreign, which any Director, officer or employee of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, is or was a Director, officer or employee of the Corporation, or served such other corporation in any capacity against judgment, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, in each case to the fullest extent permissible under Section 721 through 726 of the New York Business Corporation Law or the indemnification provisions of any successor statute.


  Section 721 of the New York Business Corporation Law (the "B.C.L.") provides that no indemnification may be made to or on behalf of any director or officer of the Registrant under Article XI of its By-Laws if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Article XI of the Registrant's By-Laws incorporates the foregoing statutory language by reference.

  The rights granted under Article XI of the By-Laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made

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

in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under
Section 722 may be made only if authorized in the specific case by disin-terested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

  A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section 726). The Registrant has purchased insurance covering expenditures by it and its subsidiaries which might arise in connection with the lawful indemnification of directors and officers for certain liabilities and expenses and insurance insuring directors and officers of the Registrant and its subsidiaries against certain other liabilities and expenses.


Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

       The index to exhibits appears on the page immediately following the signature page of this Registration Statement.

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

Item 9.     Undertakings.

            (1)  The undersigned Registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

       (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for

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

       indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cooperstown, New York, on this 24th day of March, 1997.

                                            DELAWARE OTSEGO CORPORATION


                                     By:    /s/WALTER G. RICH
                                            -----------------------------
                                            Walter G. Rich, President and
                                            Chief Executive Officer



                             POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter G. Rich and C. David Soule, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 22, 1997, by the following persons in the capacities indicated:

Signature               Title
----------------------- ------------------------------------------------

/s/Walter G. Rich       President, Chief Executive Officer & Director
-----------------
Walter G. Rich


/s/C. David Soule       Executive Vice President & Director
-----------------
C. David Soule


/s/William B. Blatter   Senior Vice President & Chief Financial Officer
---------------------   (Chief Financial Officer and Chief Accounting Officer)
William B. Blatter

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/s/Everett A. Gilmour   Chairman of the Board & Director
---------------------
Everett A. Gilmour


/s/ Albert B. Aftoora   Director
---------------------
Albert B. Aftoora


/s/Charles S. Brenner   Director
---------------------
Charles S. Brenner


/s/David B. Common      Director
------------------
David B. Common


/s/Niles F. Curtis      Director
------------------
Niles F. Curtis


/s/Gordon R. Fuller     Director
-------------------
Gordon R. Fuller


/s/Gerald D. Groff      Director
------------------
Gerald D. Groff


/s/Malcolm C. Hughes    Director
--------------------
Malcolm C. Hughes


/s/Robert L. Marcalus   Director
---------------------
Robert L. Marcalus


/s/Harvey Polly         Director
---------------
Harvey Polly


/s/Richard A. White     Director
-------------------
Richard A. White

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                               EXHIBIT INDEX



  Exhibits
  --------
  5 Opinion of Nathan R. Fenno, Esq. as to the shares of Common Stock being registered

  23.1      Consent of Ernst & Young  LLP

  23.2      Consent of Nathan R. Fenno, Esq. (included in Exhibit 5)

  25        Powers of Attorney (see page 8 of this Registration
            Statement)

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